UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced by Autodesk, Inc. (the “Company”), the Audit Committee of the Board of Directors has been conducting a review of the Company’s stock option practices and related accounting issues. On October 6, 2006, the Company announced that the Audit Committee had reached a preliminary conclusion that the actual measurement dates for financial accounting purposes of certain stock option grants issued in the past differ from the recorded grant dates of such awards.

The Audit Committee’s review is now complete, and the Company currently expects to record additional pre-tax, non-cash charges for stock-based compensation expense related to past option grants in the range of $38 to $45 million over the 18 year period of the review. Approximately $23 million to $26 million of the amounts charged will apply to the income statements for fiscal years 2003 through 2006, and the remainder, which is applicable to prior fiscal years, will be recorded as a charge to retained earnings as of January 31, 2002. Such charges would have the effect of decreasing net income and decreasing retained earnings as reported in the Company’s historical financial statements.

Consequently, on February 23, 2007, upon the recommendation of management and the Audit Committee, the Board of Directors concluded that the consolidated balance sheets as of January 31, 2002, 2003, 2004, 2005 and 2006, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the fiscal years ended January 31, 2003, 2004, 2005 and 2006 should no longer be relied upon. As a result, the Company expects to restate its previously-issued financial statements for fiscal years 2003 through 2006, to correct errors related to accounting for total stock-based compensation expense. The adjustment to the first quarter of fiscal 2007 was recorded in the second quarter of fiscal 2007 due to its insignificance.

The Company’s management and the Audit Committee have discussed this matter with Ernst & Young LLP, the Company’s independent registered public accounting firm. The Company is working with Ernst & Young LLP to complete its restatement and become current with its public filings as soon as possible.

The Company issued a press release on February 27, 2007, a copy of which is attached herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated as of February 27, 2007, entitled “Autodesk’s Audit Committee Completes Voluntary Review of Option Grant Practices.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ ALFRED J. CASTINO

Alfred J. Castino Senior Vice President and Chief Financial Officer

Date: February 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of February 27, 2007, entitled “Autodesk’s Audit Committee Completes Voluntary Review of Option Grant Practices.”